Exhibit 99.1

FOR IMMEDIATE RELEASE

May 2, 2016

Gannett Announces Intent to Solicit “Withhold” Votes Related to

Tribune Publishing Company’s 2016 Annual Meeting

MCLEAN, Va. - Gannett Co., Inc. (NYSE: GCI) (“Gannett” or the “Company”) today announced that it has filed preliminary proxy materials with the U.S. Securities and Exchange Commission (“SEC”) disclosing its intent to seek “withhold” votes in connection with Tribune Publishing Company’s (NYSE: TPUB) (“Tribune”) 2016 Annual Meeting of Stockholders to be held on June 2, 2016. Gannett intends to solicit “withhold” votes in connection with the election of all eight nominees to the Tribune Board of Directors as a referendum that the Tribune Board should substantively engage immediately with Gannett regarding Gannett’s proposal to acquire Tribune for $12.25 per share in cash. Gannett has also submitted a request for Tribune’s shareholder records under Section 220 of the Delaware General Corporation Law to enable Gannett to communicate with Tribune shareholders regarding the solicitation.

“We intend to give Tribune stockholders the opportunity to send a clear message to the Tribune Board that its lack of engagement with our Board and management team regarding our highly compelling, premium offer for $12.25 per share in cash is unacceptable,” said Gannett CEO, Robert Dickey. “We remain ready to work constructively with the Tribune Board and management to negotiate a definitive merger agreement and quickly complete a transaction that would provide significant value to both companies’ stakeholders.”

Gannett’s $12.25 per share all-cash proposal to acquire Tribune represents a 63 percent premium to Tribune’s closing stock price on April 22, 2016, the day prior to announcing the proposal, a 58 percent premium to the volume weighted average trading price over the prior 90 days as of April 22, 2016 and a multiple of 5.6x Tribune’s estimated 2016 EBITDA, based on consensus research. The $12.25 per share offer price also represents a significant premium to the $8.50 share price at which Tribune recently issued common shares to its chairman Michael Ferro. The $8.50 share price represented a discount of $0.50 or six percent from Tribune’s closing stock price on February 3, 2016, the day prior to the announcement of Michael Ferro’s investment.

Methuselah Advisors is acting as the exclusive financial advisor and Skadden, Arps, Slate, Meagher & Flom LLP is serving as legal counsel.

ABOUT GANNETT

Gannett Co., Inc. (NYSE: GCI) is a new kind of media company committed to strengthening communities across the nation. Through trusted, compelling content and unmatched local-to-national reach, the company touches the lives of more than 100 million people monthly. With more than 120 markets internationally, it is known for Pulitzer Prize-winning newsrooms, powerhouse brands such as USA TODAY and specialized media properties. To connect with us, visit www.gannett.com.

FORWARD LOOKING STATEMENTS

Certain statements in this communication may be forward looking in nature or constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, including statements regarding the proposed acquisition of Tribune by Gannett and the benefits of the proposed acquisition. Forward-looking statements include all statements that are not historical facts and can typically be identified by words such as “believe,” “expect,” “estimate,” “predict,” “target,” “potential,” “likely,” “continue,” “ongoing,” “could,” “should,” “intend,” “may,” “might,” “plan,” “seek,” “anticipate,” “project” and similar expressions, as well as variations or negatives of these words. Any such statements speak only as of the date the statements were made and are not guarantees of future performance. The matters discussed in these forward-looking statements are subject to a number of risks, trends, uncertainties and other factors that could cause actual results and developments to differ materially from those projected, anticipated or implied in the forward-looking statements. These factors include, among other things, the ability of Gannett and Tribune to agree to the terms of the proposed transaction and, in the event a definitive transaction agreement is executed, the ability of the parties to obtain any necessary stockholder and regulatory approvals, to satisfy any other conditions to the closing of the transaction and to consummate the proposed transaction on a timely basis, as well as changes in business strategies, economic conditions affecting the newspaper publishing business and Gannett’s ability to successfully integrate Tribune’s operations and employees with Gannett’s existing business. Additional information regarding risks, trends, uncertainties and other factors that may cause actual results to differ materially from these forward-looking statements is available in Gannett’s filings with the U.S. Securities and Exchange Commission, including Gannett’s annual report on Form 10-K. Any forward-looking statements should be evaluated in light of these important risk factors. Gannett is not responsible for updating or revising any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

ADDITIONAL INFORMATION

Gannett filed a preliminary proxy statement and an accompanying GOLD proxy card with the U.S. Securities and Exchange Commission (the “SEC”) on May 2, 2016, which will be used to solicit withhold votes with respect to the election of all of the director candidates nominated by Tribune for election at Tribune’s 2016 annual meeting of stockholders. This communication is not a substitute for such preliminary proxy statement. INVESTORS AND SECURITY HOLDERS OF TRIBUNE ARE URGED TO READ SUCH PRELIMINARY PROXY STATEMENT, AND ANY OTHER DOCUMENTS FILED WITH THE SEC WITH RESPECT TO GANNETT’S SOLICITATION REGARDING TRIBUNE’S 2016 ANNUAL MEETING OF STOCKHOLDERS IF AND WHEN THEY BECOME AVAILABLE, CAREFULLY IN THEIR ENTIRETY AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE SOLICITATION. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC through the web site maintained by the SEC at http://www.sec.gov.

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. This communication also relates to a proposal that Gannett has made for a business combination transaction with Tribune. In furtherance of this proposal and subject to future developments, Gannett (and, if a negotiated transaction is agreed, Tribune) may file one or more proxy statements or other documents with the SEC. This communication is not a substitute for any proxy statement or other document Gannett and/or Tribune may file with the SEC in connection with the proposed transaction.

INVESTORS AND SECURITY HOLDERS OF TRIBUNE ARE URGED TO READ THE PROXY STATEMENTS OR OTHER DOCUMENTS FILED WITH THE SEC WITH RESPECT TO THE PROPOSED TRANSACTION CAREFULLY IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Any definitive proxy statement with respect to the proposed transaction (if and when available) will be mailed to stockholders of Tribune. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC through the web site maintained by the SEC at http://www.sec.gov.

Gannett and its respective directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies with respect to Tribune’s 2016 annual meeting of stockholders. This communication does not constitute a solicitation of a proxy from any stockholder with respect to the proposed transaction. However, Gannett and/or Tribune and their respective directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. You can find information about Gannett’s directors and executive officers in Gannett’s definitive proxy statement for its 2016 annual meeting of stockholders, which was filed with the SEC on March 23, 2016, and Gannett’s annual report on Form 10-K for the fiscal year ended December 27, 2015, which was filed with the SEC on February 25, 2016. You can find information about Tribune’s directors and executive officers in Tribune’s definitive proxy statement for its 2016 annual meeting of stockholders, which was filed with the SEC on April 19, 2016. Additional information regarding the interests of such potential participants will be included in one or more proxy statements or other relevant documents filed with the SEC if and when they become available. You may obtain free copies of these documents using the sources indicated above.

CONTACT:

FOR MEDIA INQUIRIES:

Amber Allman, 703-854-5358

Vice President, Corporate Communications

aallman@gannett.com

or

Joele Frank, Wilkinson Brimmer Katcher

Joele Frank / Michael Freitag / Ed Trissel, 212-355-4449

FOR INVESTOR INQUIRIES:

Michael Dickerson, 703-854-6185

Vice President, Investor Relations

mdickerson@gannett.com

or

Innisfree M&A Incorporated

Art Crozier / Jennifer Shotwell / Larry Miller, 212-750-5833